Exhibit 99.1

ADDvantage Technologies Announces Two Senior Executive Appointments

Reginald Jaramillo Promoted to President of Telecommunications;
Jimmy Taylor Named Permanent President of Wireless Services

Carrollton, Texas, July 20, 2020 – ADDvantage Technologies Group, Inc. (NASDAQ: AEY) (“ADDvantage Technologies” or the “Company”) today announced that Reginald Jaramillo has been promoted to President of Telecommunications and Jimmy Taylor has been confirmed as the permanent President of Wireless Services. Taylor was named interim President of Wireless Services in February 2020.

“These appointments recognize and elevate the proven leadership talent of both Reggie and Jimmy from within our organization and give us the team we need to reach the next level of our corporate evolution,” commented Joe Hart, Chief Executive Officer. “Jimmy’s robust executive-level experience and contacts in the wireless infrastructure services industry will help us reach our full potential as the industry prepares for significant growth related to 5G. He has a deep understanding and experience with the whole site development process and knows how best to position Fulton Technologies as a turnkey solutions provider for our Wireless customers. At the same time, Reggie has gained a deep understanding of our Telcom Segment from his prior role as Director of Financial Planning and Analysis. His institutional knowledge combined with his financial services and telecommunications background will be extraordinarily beneficial in his new role as President of Telecommunications. Reggie understands how communications networks are put together and how the equipment that we sell can be positioned in the network,”

Mr. Jaramillo began his career with ADDvantage Technologies in 2019 serving as the company’s Director of Financial Planning and Analysis where he developed planning and analysis processes from the ground up. He was born into an entrepreneurial family and grew up working in the Leal’s Mexican Foods family restaurant businesses located in West Texas and Eastern New Mexico. Subsequently, he spent five years working in the financial services industry for Wells Fargo Financial and American General Financial Services. Prior to joining the company, Mr. Jaramillo worked for 15 years in the telecommunications industry for Cox Communications, Time Warner Cable and most recently Suddenlink Communications (Operated by Altice USA NYSE: ATUS) where he spent 10 years serving in various fiscal and operational leadership role, which included VP of Fiscal Operations, VP of Business Planning, and VP of Field Operations

Mr. Jaramillo graduated from New Mexico Military Institute. He holds a Bachelor of Business Administration from Midwestern State University, an MBA from Texas Tech University, and is nearing completion of a Master of Science in Accounting from Texas A&M University-Commerce.

Mr. Taylor is a 35-year veteran of the wireless infrastructure and telecommunications industries. He has extensive experience in both operational leadership, business development and mergers and acquisitions creating a solid foundation for process improvement as well as organic and transactional growth. Taylor has held multiple senior leadership roles, particularly in site development and deployment. He started his telecom career with GTE and Houston Cellular a and then joined Crown Castle International, one of the world’s largest tower asset management companies. He was the Regional VP of Southwest  for Crown Castle for almost 8 years, where he was responsible for site development, deployment and leasing operations. He also served as President of Cotton Telecom, VP of Site Development at Goodman Networks, and more recently President of the Teltech Group.

Mr. Taylor holds a Bachelor of Business Administration from the University of Texas at Austin and a Bachelor of Arts from Angelo State University.

About ADDvantage Technologies Group, Inc.
ADDvantage Technologies Group, Inc. (Nasdaq: AEY) is a communications infrastructure services and equipment provider operating a diversified group of companies through its Wireless Infrastructure Services and Telecommunications segments. Through its Wireless segment, Fulton Technologies provides turn-key wireless infrastructure services including the installation, modification and upgrading of equipment on communication towers and small cell sites for wireless carriers, national integrators, tower owners and major equipment manufacturers. Through its Telecommunications segment, Nave Communications and Triton Datacom sell equipment and hardware used to acquire, distribute, and protect the communications signals carried on fiber optic, coaxial cable and wireless distribution systems. The Telecommunications segment also offers repair services focused on telecommunication equipment and recycling surplus and related obsolete telecommunications equipment.

ADDvantage operates through its subsidiaries, Fulton Technologies, Nave Communications, and Triton Datacom. For more information, please visit the corporate web site at www.addvantagetechnologies.com.

Cautions Regarding Forward-Looking Statements
The information in this announcement may include forward-looking statements. All statements, other than statements of historical facts, which address activities, events or developments that the Company expects or anticipates will or may occur in the future, are forward-looking statements. These statements are subject to risks and uncertainties, which could cause actual results and developments to differ materially from these statements. A complete discussion of these risks and uncertainties is contained in the Company’s reports and documents filed from time to time with the Securities and Exchange Commission.